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                                                                     Exhibit 5.1
                       WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050        JOHN ARNOT WILSON
                TELEPHONE 415-493-9300   FACSIMILE 415-493-6811     RETIRED



                               February 11, 1997

Rational Software Corporation
2800 San Tomas Expressway
Santa Clara, CA  95051

   Re:  Registration Statement on Form S-8 - Requisite, Inc.
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        1994 Stock Option Plan
        ----------------------


Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about February 11, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 6,450 shares of Rational Software Corporation (the "Company") Common Stock (the "Option Shares"), to be issued pursuant to the exercise of options issued under the Requisite, Inc. 1994 Stock Option Plan (the "Plan") which were assumed by the Company in connection with its acquisition of Requisite, Inc. As your counsel in connection with the transaction, we have examined the proceedings taken and proposed to be taken in connection with the issuance and sale of the Option Shares. We assume that the consideration received by the Company in connection with each issuance of Option Shares will include an amount in the form of cash, services rendered or property that exceeds the greater of (i) the aggregate par value of such Option Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the Delaware General Corporation Law.

   Based on the foregoing, it is our opinion that the Option Shares, when issued and sold in the manner described under the Plan, will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich & Rosati